UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

434 Mamaroneck Avenue Mamaroneck, NY	10543
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:+1-914-815-2772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one Redeemable Warrant	AGAC.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AGAC	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AGAC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 9, 2022, the Board of Directors of the Company has appointed Carl Pombar as Chief Financial Officer of the Company (the Principal Financial and Account Officer of the Company), replacing Mr. Brian Hinchcliffe who was acting as interim Chief Financial Officer since August 2022 and will no longer be acting in such capacity. Mr. Hinchcliffe remains Vice Chairman and a director of the Company.

Mr. Pombar, age 49, has been the CEO and CFO of a number of companies over the past 25+ years. Mr. Pombar is currently Founding Principal of Octane Consulting LLC, a CFO consultancy company he has led for the past 10+ years. During that time, Mr. Pombar has been consulting/interim CFO to a number of high-growth stage companies. Prior to his involvement with the Company, Mr. Pombar was CFO of VCV Digital Technology, Inc. a cryptocurrency/Web3.0 company where he led, among other initiatives, that company’s S-4 SEC filing to combine with a public SPAC company. Prior to his founding of Octane Consulting, Mr. Pombar was CEO of ArcScan, an early-stage medical device company and prior to that was a Director of M&A at Topcon, a public technology company. Mr. Pombar started his career at Citibank and later worked at Société Générale in their corporate and investment banking divisions, conducting credit analysis, financial modeling and deal structuring. Mr. Pombar has served on the Board of Directors of various early-stage companies and has been involved with various startup ventures as a founder, investor or as part of the management team. He also has experience as an adjunct finance professor at The Globe Institute of Technology in New York City. Mr. Pombar has his Masters in Business Administration with a concentration in Finance from New York University’s Stern School of Business and received his Bachelors Degree from Bucknell University.

Mr. Pombar will receive compensation to act as Chief Financial Officer of the Company, the terms of which are currently under negotiation. It is expected that Mr. Pombar will enter into an employment agreement and an indemnity agreement with the Company.

There are no arrangements or understandings between Mr. Pombar and any other person pursuant to which he was selected as the Chief Financial Officer. There are no family relationships between Mr. Pombar and any director or executive officer of the Company. Mr. Pombar does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At this time Mr. Pombar does not hold any securities of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN GOLD ACQUISITION CORPORATION

Dated: November 15, 2022	By:	/s/ Christopher Chadwick
	Name:	Christopher Chadwick
	Title:	Chief Executive Officer

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